Summary of Comprehensive Credit Facility Agreement between Shenzhen BAK Battery Co., Ltd. and Shuibei Branch, Shenzhen Commercial Bank (“Commercial Bank”) dated May 15, 2007.

Summary of the articles omitted:
➢	Contract number: Shen Shangyin (Shuibei) Shouxinzi (2007) A110020700007
➢	Maximum amount for credit facilities to be provided: RMB200 million;
➢	Term: a year starting from May 15, 2007;
➢	Interest rate of loan: to be determined by each loan agreement/contract to be signed under this credit facility agreement;
➢	Adjustment of credit can be made by the Commercial Bank under the any of the following:
■	The Company suffers severe operational risk or its financial situation severely deteriorates;
■	The Guarantor’s payment ability is obviously weakened or value of pledged collaterals decreases obviously;
■	Occurrence of other instances which make the Commercial Bank think adjustment of credit facility is necessary;
■	Breach of contract penalty: adjustment of credit, cancellation of unused credit, imposition of punitive interest, demand prepayment of loan and other measures;
➢	Special term:
■	Credit facilities under the Comprehensive Agreement can only be used for technical innovation, production equipments improvement and purchase of equipments and raw materials.
➢	Types of line of credit
➢	The use of the line of credit
➢	Repayment of the loan under the line of credit
➢	Representation and warranty of the lender
➢	Miscellaneous
➢	Applicable law
➢	Validity